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                                                                     EXHIBIT 8.2

                       [Rosenman & Colin LLP letterhead]

January 23, 1997

Union Property Investors, Inc.
5200 Town Center Circle
Boca Raton, Florida 33486

Re: Merger Transaction Involving Kranzco
    Realty Trust, KRT Union Corp. and
    Union Property Investors, Inc.

Gentlemen:

     We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger involving Kranzco Realty Trust, a real estate investment trust organized and existing under the laws of the State of Maryland ('Kranzco'), KRT Union Corp., a corporation organized and existing under the laws of the State of Delaware ('Newco'), and Union Property Investors, Inc., a corporation organized and existing under the laws of the State of Delaware ('UPI').

     The merger is structured as a statutory merger of UPI with and into Newco, with Newco surviving the merger and remaining a wholly-owned subsidiary of Kranzco pursuant to the applicable corporate law of the State of Delaware and in accordance with that certain Agreement and Plan of Merger among Kranzco, Newco and UPI, dated as of November 12, 1996, as amended (the 'Agreement'), and exhibits thereto. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement. Our opinion has been requested in connection with the satisfaction of the condition set forth in
Section 6.04 of the Agreement and the filing of a registration statement with the Securities and Exchange Commission on December 19, 1996 on Form S-4, which includes therein a Proxy Statement/Prospectus, in connection with the Merger (as thereafter amended at any time to and including the date hereof (the 'Registration Statement')).

     For the purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

1. The Agreement (including exhibits thereto);

2. The Registration Statement;

3. That certain letter of Kranzco and Newco, dated January 23, 1997, signed by an authorized officer of each of Kranzco and Newco and delivered to us from Kranzco;

4. That certain letter of UPI, dated January 23, 1997, signed by an authorized officer of UPI and delivered to us from UPI; and


5. Such other instruments and documents related to the formation, organization and operation of Kranzco, Newco and UPI or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

(1) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents (which are authentic), and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

(2) Any representation or statement referred to above made 'to the best of knowledge' or otherwise similarly qualified is correct without such qualification;

(3) The Merger will be effective under applicable state law;

(4) There is no plan or intention on the part of any UPI stockholder who owns five percent or more of UPI stock, and, to the best of the knowledge of the officers and directors of UPI, there is no plan or intention on the part of the remaining UPI stockholders, to sell, exchange or otherwise dispose of a number of shares of Kranzco Series B Preferred Shares or Kranzco Series C Preferred Shares to be issued to UPI stockholders in the Merger which would reduce the UPI stockholders' ownership of Kranzco shares to a number of shares

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    having an aggregate fair market value, as of the Effective Time of the
    Merger, of less than fifty percent of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of UPI stock.

(5) Following the Merger, Newco will continue the historic business of UPI or use a significant portion of the historic business assets of UPI in a business;

(6) Newco is and will continue to be a qualified real estate investment trust ('REIT') subsidiary with the meaning of Section 856(i)(2) of the Code.

     Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, our opinion is that, if the Merger is consummated in accordance with the provisions of the Agreement and exhibits thereto and as described in the Registration Statement, the Merger of UPI with and into Newco, with Newco surviving the Merger, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that Kranzco and UPI each will be a 'party to the reorganization' within the meaning of Section 368(b) of the Code.

     Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury

Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the 'Service') and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

     Our opinion concerning certain of the U.S. federal income tax consequences of the Merger is limited to the specific U.S. federal income tax consequence presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger.

     In addition to your request for our opinion on this specific matter of U.S. federal income tax law, you have asked us to review the discussion of U.S. federal income tax consequences of the Merger contained in the Registration Statement. We have reviewed such discussion under the heading 'Certain U.S. Federal Income Tax Considerations' contained in the Registration Statement and believe that such information fairly presents the current U.S. federal income tax law applicable to the Merger, and the material U.S. federal income tax consequences to Kranzco and UPI and their stockholders of the Merger.

     No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenants, warranties or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

     This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement and for the purpose of satisfying the condition set forth in Section 6.04 of the Agreement; it may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                          VERY TRULY YOURS,

                                          ROSENMAN & COLIN LLP

                                          By:  /s/ EUGENE L. VOGEL
                                             ------------------------------
                                               Eugene L. Vogel, a Partner


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